Exhibit 99.1

Cox Industries, Inc. -

Industrial Group and Brokerage Group

Report on Combined Carve-Out Financial Statements

For the years ended December 31, 2017 and 2016

Cox Industries, Inc. - Industrial Group and Brokerage Group

v

Independent Auditor's Report

To the Board of Directors

Cox Industries, Inc. - Industrial Group and Brokerage Group

Orangeburg, South Carolina

Report on the Financial Statements

We have audited the accompanying combined carve-out financial statements of Cox Industries, Inc. - Industrial Group and Brokerage Group, which comprise the combined carve-out balance sheets as of December 31, 2017 and 2016, and the related combined carve-out statements of income and comprehensive income, changes in invested equity and cash flows for the years then ended, and the related notes to the combined carve-out financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

www.elliottdavis.com

Opinion

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Cox Industries, Inc. - Industrial Group and Brokerage Group as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Allocations

Note 2 of the combined carve-out financial statements describe the basis of accounting. The accompanying combined carve-out financial statements have been prepared from the separate records maintained by Cox Industries, Inc. - Industrial Group and Brokerage Group and may not necessarily be indicative of the conditions that would have existed or the results of operations if Cox Industries, Inc. - Industrial Group and Brokerage Group had been operated as a separate stand-alone company. Portions of certain assets, liabilities, income, and expenses represent allocations applicable to Cox Industries, Inc. and Subsidiaries as a whole. Cox Industries, Inc. - Industrial Group and Brokerage Group has also entered into significant inter-divisional transactions and our opinion is not modified with respect to this matter.

/s/    Elliott Davis, LLC

Columbia, South Carolina

February 20, 2018

Combined Carve-Out Balance Sheets
As of December 31, 2017 and 2016
	2017	2016
Assets
Current assets
Cash	$1,198,448	$690,383
Accounts receivable
Trade (net of allowance for doubtful accounts of
$145,024 and $89,541, respectively)	15,277,026	13,620,522
Officers and employees	83	466
Related party note receivable	156,203	194,002
Inventories, net	26,134,917	28,470,786
Prepaid expenses	477,940	392,055
Total current assets	43,244,617	43,368,214

Property and equipment, net	14,696,445	13,825,780

Other assets
Goodwill	934,602	934,602
Other intangibles, net	4,245,312	4,630,528
Investment in LLC	240,359	240,359
Related party note receivable	4,515,355	4,694,896
Total other assets	9,935,628	10,500,385
Total assets	$67,876,690	$67,694,379

Liabilities and Invested Equity
Current liabilities
Accounts payable	$8,582,301	$6,392,839
Distributions payable	373,500	169,744
Accrued expenses	5,738,476	4,228,596
Capital lease payable, current portion	51,904	123,282
Long-term debt, current portion	28,900,149	2,265,441
Total current liabilities	43,646,330	13,179,902

Long-term liabilities
Capital lease payable	35,990	30,975
Long-term debt	1,933,284	33,499,618
Interest rate swap liability	-	363
Total long-term liabilities	1,969,274	33,530,956
Total liabilities	45,615,604	46,710,858

Invested equity
Invested equity attributable to
Cox Industries, Inc. - Industrial Group and Brokerage Group	22,261,086	20,983,884
Accumulated other comprehensive loss	-	(363)
Total invested equity	22,261,086	20,983,521
Total liabilities and invested equity	$67,876,690	$67,694,379

See notes to combined carve-out financial statements

Combined Carve-Out Statements of Income and Comprehensive Income
For the years ended December 31, 2017 and 2016

	2017	2016

Net sales	$147,107,294	$141,572,031

Cost of sales	118,220,048	112,274,338
Gross profit	28,887,246	29,297,693

Selling and administrative expenses	18,247,211	16,957,239
Income from operations	10,640,035	12,340,454

Other income (expenses)
Interest and finance charge income	126,360	62,413
Interest expense	(565,727)	(543,680)
Gain on sale of assets	193,425	26,574
Miscellaneous income	159,919	44,699
Total other income (expenses)	(86,023)	(409,994)

Net income	10,554,012	11,930,460

Other comprehensive gain
Unrealized gain on derivative financial instrument	-	3,929
Reclassification of gain on derivative financial instrument	363	-
Comprehensive income	$10,554,375	$11,934,389

See notes to combined carve-out financial statements

Combined Carve-Out Statements of Changes in Invested Equity
For the years ended December 31, 2017 and 2016

		Accumulated
		other	Total
	Invested	comprehensive	invested
	equity	(loss)	equity

Balance, January 1, 2016	$17,652,888	$(4,292)	$17,648,596
Net income	11,930,460	-	11,930,460
Change in net unrealized gain on
interest rate swap	-	3,929	3,929
Distributions	(8,599,464)	-	(8,599,464)

Balance, December 31, 2016	20,983,884	(363)	20,983,521
Net income	10,554,012	-	10,554,012
Change in net unrealized gain on
interest rate swap	-	363	363
Distributions	(9,276,810)	-	(9,276,810)

Balance, December 31, 2017	$22,261,086	$-	$22,261,086

See notes to combined carve-out financial statements

Combined Carve-Out Statements of Cash Flows
For the years ended December 31, 2017 and 2016

	2017	2016
Operating activities
Net income	$10,554,012	$11,930,460
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	2,852,195	2,885,787
Amortization	385,216	385,216
Gain on sale of assets	(193,425)	(26,574)
Change in operating assets and liabilities:
Accounts receivable, net	(1,656,121)	392,408
Inventories, net	2,335,869	(362,772)
Prepaid expenses	(85,885)	69,246
Accounts payable	2,189,462	178,329
Accrued expenses	1,509,880	72,344
Net cash provided by operating activities	17,891,203	15,524,444

Investing activities
Purchases of property and equipment	(2,601,663)	(1,396,682)
Proceeds from sale/disposals of assets	269,491	101,226
Additions to related party note receivable	-	(5,000,000)
Collections on notes receivable	217,340	111,102
Net cash used for investing activities	(2,114,832)	(6,184,354)

Financing activities
Net borrowings (payments) on revolver loan	(5,038,286)	1,036,535
Borrowings on term loans	475,226	250,320
Payments on term loans	(1,502,112)	(1,250,712)
Intercompany loan payable	-	(350,042)
Payments for capital lease obligations	(130,080)	(237,800)
Distributions	(9,073,054)	(8,429,720)
Net cash used for financing activities	(15,268,306)	(8,981,419)
Net change in cash	508,065	358,671

Cash, beginning of year	690,383	331,712
Cash, end of year	$1,198,448	$690,383

Cash paid for:
Interest	$565,727	$543,680

Non-cash investing and financing activities:
Obligation incurred to purchase equipment	$1,133,546	$2,623,074
Equipment acquired under capital lease	$63,717	$-
Net distributions payable	$203,756	$169,744

See notes to combined carve-out financial statements

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 1.Nature of Operations

Cox Industries, Inc. and Subsidiaries (“Cox”), a South Carolina corporation, was incorporated on December 18, 1997, for the purpose of becoming a holding company. Cox’s wholly-owned subsidiaries treat lumber, utility poles, and pilings which they sell to various retailers and utility companies.  Cox has locations in South Carolina, North Carolina, Georgia, Alabama, New Jersey and Virginia with sales being generated predominately in the Eastern United States. Cox is governed by a seven-member Board of Directors. The Board of Directors is comprised of the Chairman of the Board, Chief Executive Officer, four independent directors, and one family representative. Cox reports financial statements on a 5-4-4 fiscal calendar; whereby, all fiscal months end on a Sunday.  The fiscal year begins on January 1 and ends on December 31. These combined carve-out financial statements include the accounts of Cox Industries, Inc. - Industrial Group and Brokerage Group (“Industrial Group and Brokerage Group” or the “Company”), and its wholly-owned subsidiaries as follows: Carolina Pole, Inc. (including Leland Land, LLC), Cox Wood of Alabama, LLC, Cox Wood of Virginia, LLC, National Wood Sourcing, LLC, Sustainable Management Systems, LLC, Atlantic Pole - Georgia, LLC, Atlantic Pole - Virginia, LLC, Cox Recovery, LLC, and Ruby’s Corner, LLC.

Note 2.Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the consolidated financial statements and accounting records of Cox using the historical results of operations and historical cost basis of the assets and liabilities of Cox. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods. All intercompany balances and transactions have been eliminated.

The accompanying financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to Industrial Group and Brokerage Group. In addition, certain assets, liabilities, income, and costs related to Industrial Group and Brokerage Group have been allocated from Cox. Those are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, and shared corporate expenses. Industrial Group and Brokerage Group receives service and support functions from Cox. Industrial Group and Brokerage Group’s operations are dependent upon Cox’s ability to perform these services and support functions. The costs associated with these services and support functions (indirect costs) have been allocated to Industrial Group and Brokerage Group using what management believes to be the most meaningful respective allocation methodologies which were primarily based on proportionate costs of goods sold, proportionate headcount, or proportionate direct labor costs. These allocated costs are primarily related to corporate administrative expenses, employee related costs including benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility, and other corporate and infrastructural services. Allocated indirect costs, net, totaled $7,253,354 and $6,513,780, for the years ended December 31, 2017 and 2016, respectively.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 2.Summary of Significant Accounting Policies, Continued

Management believes the assumptions and allocations underlying the financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis considered by management to be a reasonable reflection of the utilization of services provided to or the benefit received by Industrial Group and Brokerage Group during the periods presented relative to the total costs incurred by Cox. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had Industrial Group and Brokerage Group been an entity that operated independently of Cox. Consequently, future results of operations should Industrial Group and Brokerage Group be separated from Cox will include costs and expenses that may be materially different than historical results of operations.

Revenue recognition:

Sales are primarily recognized upon the receipt of goods by customers. Finance charges on open receivables are considered earned when received. Discounts are recorded when taken by the customer.

Management estimates:

Management uses estimates and assumptions in preparing these carve-out financial statements. Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in computing the allowance for doubtful accounts, inventory reserve, allocation of shared costs, and fair value of assets acquired.  Actual results could differ from those estimates.

Cash and cash equivalents:

For purposes of the statements of cash flows, all highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

Concentrations of credit risk:

At times the Company maintains bank deposits in excess of the federally insured limit.  Management monitors the soundness of these financial institutions and assesses risks associated with such institutions.

The Company sells its products to customers on credit in the ordinary course of business.  A customer’s credit history is reviewed and must meet certain standards before credit is extended.  The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Accounts receivable:

Trade accounts receivable are carried at their estimated collectable amounts.

Notes receivable:

Notes receivable are stated at the principal amounts outstanding expected to be collected.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 2.Summary of Significant Accounting Policies, Continued

Allowance for doubtful accounts:

Accounts receivable and notes receivable are periodically evaluated for collectability based on management’s assessment of the collectability of each account and note.  An allowance for doubtful accounts is established as losses are estimated to have occurred through recognition of bad debt expense.  Notes receivable are considered uncollectable when the financial condition of the borrowers has deteriorated, adversely affecting their ability to make payments when due. When management confirms the uncollectability of a receivable, such amount is charged off to expense against the allowance for doubtful accounts.

Inventories:

Inventories are stated at the lower of average cost (first-in, first-out) or market. Market represents current replacement cost not to exceed net realizable value. Inventory costs include material, labor, freight, and operating overhead. Inventory reserves are based on historical experience and are recorded for slow-moving inventory and for estimated shrinkage between physical inventory counts. As of December 31, 2017 and 2016, inventory reserves were $122,890.

Property and equipment:

Property and equipment are stated at cost.  Depreciation is calculated using the straight-line and accelerated methods for financial reporting and income tax purposes, respectively.  Maintenance and repairs which do not improve or extend the useful lives of assets are charged to expense as incurred. Property and equipment are reviewed on an ongoing basis for impairment based on a comparison of their carrying value to fair value.

Goodwill:

Goodwill represents the excess of the purchase price over the sum of the fair values of the tangible and identifiable intangible assets acquired, less the fair value of the liabilities assumed. Goodwill is not amortized and is reviewed annually for potential impairment. The impairment tests are performed at a reporting unit level annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. To the extent that impairment exists, write-downs to realizable value are recorded. The Company has determined that there has been no impairment of goodwill based on an analysis as of December 31, 2017.

Customer list:

In July 2012, the Company acquired the assets of Atlantic Wood Industries, Inc., a privately held manufacturer of pressure treated poles and pilings. The assets acquired included $2.4 million of an intangible asset, other than goodwill. The $2.4 million of intangible assets acquired was assigned to a customer list and is being amortized on the straight-line method over 15 years. Amortization expense charged to operations was $160,000 for 2017 and 2016.

In January 2015, the Company acquired a portion of the assets of Koppers, Inc., a publicly traded company. The assets acquired included $3.4 million of an intangible asset, other than goodwill. The $3.4 million of acquired intangible assets was assigned to a customer list and is being amortized on the straight-line method over 15 years. Amortization expense charged to operations was $225,216 for 2017 and 2016.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 2.Summary of Significant Accounting Policies, Continued

Investment in LLC:

The Company is a member of LBC Aviation, LLC (the “LLC”).  The investment is reported at cost.

Income taxes:

The Company has elected under the Internal Revenue Code to be an “S Corporation.” In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income.  Cox files a consolidated federal income tax return with its subsidiaries.

Advertising:

Advertising costs are expensed as incurred.  Advertising costs for the years ended December 31, 2017 and 2016 were $143,229 and $179,095, respectively.

Presentation of sales tax:

The states in which the Company operates impose a sales tax on all of the Company’s sales to nonexempt customers.  The Company collects that sales tax from the customers and remits the amount to the appropriate state. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and costs of sales.

Research and development:

Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2017 and 2016 were $21,086 and $3,600, respectively.

Shipping and handling costs:

Shipping and handling costs are included in the Company’s cost of sales.

Adoption of a new accounting standard:

Effective for the year ending December 31, 2016, the Company adopted Accounting Standards Update No. 2015-03, Interest-Imputation of Interest, and retroactively applied the new guidance to each period presented. As a result of this implementation, debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

Recently issued accounting pronouncements:

In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The guidance will be effective for the Company for annual periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 15, 2019. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 2.Summary of Significant Accounting Policies, Continued

Recently issued accounting pronouncements (continued):

In July 2015, the FASB issued amendments to the Inventory topic of the Accounting Standards Codification to require inventory to be measured at the lower of cost or net realizable value. Other than the change in the subsequent measurement guidance from the lower of cost or market to the lower of cost and net realizable value for inventory, there are no other substantive changes to the guidance on measurement of inventory. The amendments were effective for annual reporting for fiscal years beginning after December 15, 2016. The Company adopted the amendments for 2017 and the amendments did not have a material impact on the Company’s financial statements.

In February 2016, the FASB amended the Leases topic of the Accounting Standards Codification to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amendments will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company's financial position, results of operations or cash flows.

Subsequent events:

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition and disclosure through February 20, 2018, the date the financial statements were available to be issued.

Note 3.Tax Status

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that “more likely than not” would not be sustained upon examination by the Internal Revenue Service. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2017, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 4.Inventories

Inventories consist of the following at December 31:

	2017	2016
Lumber	$1,011,163	$994,314
Posts, poles, and piles	22,074,521	24,375,079
Crossarms	572,572	803,990
Warehouse and specialty	15,834	19,190
Chemical inventory	2,328,310	2,210,957
Supplies	132,517	67,256
	$26,134,917	$28,470,786

Note 5.Property and Equipment

Depreciation expense charged to operations for the years ended December 31, 2017 and 2016, including equipment held under capital leases, totaled $2,852,195 and $2,885,787, respectively.

Property and equipment consists of the following at December 31:

	2017	2016
Land	$945,692	$945,692
Buildings and improvements	2,553,109	2,345,854
Plant machinery	28,956,721	26,782,421
Furniture and fixtures	1,284,121	1,226,609
Pollution control improvements	497,012	497,012
Transportation equipment	2,877,079	2,528,693
Yard improvements	1,420,310	1,420,310
Construction in progress	1,746,770	1,179,134
Capital leases	1,555,118	1,491,401
	41,835,932	38,417,126
Less accumulated depreciation and amortization	(27,233,646)	(24,685,505)
	14,602,286	13,731,621
Assets held for sale, net	94,159	94,159
	$14,696,445	$13,825,780

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 6.Other Intangibles, net

Other intangibles consist of the following at December 31:

	2017		2016
	Cost	Accumulated amortization	Cost	Accumulated amortization
Customer list	$5,778,243	$1,532,931	$5,778,243	$1,147,715
Trademark	3,095	3,095	3,095	3,095
	$5,781,338	$1,536,026	$5,781,338	$1,150,810

Amortization expense for the years following December 31, 2017 are as follows:

2018	$385,216
2019	385,216
2020	385,216
2021	385,216
2022	385,216
Thereafter	2,319,232
$4,245,312

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 7.Long-Term Debt

Long-term debt consists of the following at December 31:

	2017	2016

Cox holds a revolver loan with a bank providing up to $55,000,000 with interest payable monthly at London Interbank Offered Rate (LIBOR) plus 125 to 200 basis points, adjusted monthly (2.61% and 1.87% at December 31, 2017 and 2016, respectively), due December 31, 2018. The loan is secured by all assets of Cox except real estate. The loan agreement contains covenants which require Cox to maintain basic fixed charge coverage ratios.  The total balance outstanding for Cox as of December 31, 2017 and 2016, was $22,746,456 and $30,496,183, respectively. The Company’s proportionate share was allocated as follows:

	$21,759,078	$27,076,482

Cox holds an incremental revolver loan with a bank providing up to the lesser of $5,000,000 or the sum of ten percent of the value of eligible inventory and five percent of the value of eligible accounts, as defined by the agreement, with interest payable monthly at 2.61% and 1.87% as of December 31, 2017 and 2016, respectively. The loan is due December 31, 2018 and is subject to the same covenants as the revolver. The total balance outstanding for Cox as of December 31, 2017 and 2016, was $4,338,229 and $4,345,202, respectively. The Company’s proportionate share was allocated as follows:	4,149,915	3,870,800

The Company holds loans with equipment financing companies for various equipment purchases. The interest rate ranges from no stated interest rate to 3.55%. The equipment is included in “Property and equipment, net” on the carve-out balance sheets. Generally, the terms do not exceed 60 months.	4,163,466	3,734,911

Loan from Koppers Inc. There is no stated interest rate but an imputed rate of 3.40% was utilized as of December 31, 2017 and 2016. Payments of $400,000 are due once a year through January 2019.	760,974	1,122,799
	30,833,433	35,804,992
Less unamortized debt issuance costs	–	(39,933)
Long-term debt less unamortized debt issuance costs	30,833,433	35,765,059
Less current portion of long-term debt	(28,900,149)	(2,265,441)
Long-term debt	$1,933,284	$33,499,618

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 7.Long-Term Debt, Continued

Annual debt maturities and principal portion of long-term debt are as follows for the years ending December 31:

2018	$28,900,149
2019	1,300,869
2020	412,450
2021	199,831
2022	20,134
$30,833,433

Note 8.Capital Leases

The Company leases certain equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the balance sheets as “Property and equipment, net” and was $1,555,118 and $1,491,401 at December 31, 2017 and 2016, respectively. Accumulated amortization of leased equipment at December 31, 2017 and 2016 was $1,378,502 and $1,260,156, respectively. Amortization of assets under capital leases is included in depreciation expense.

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments are as follows for the years ending December 31:

2018	$54,734
2019	22,013
2020	14,791
Total minimum lease payments required	91,538
Less amounts representing estimated taxes, maintenance,
and insurance costs included in total amounts above	(1,450)
Net minimum lease payments	90,088
Less amount representing interest	(2,194)
Present value of net minimum payments	87,894
Less current maturities of capital lease obligations	(51,904)
Long-term capital lease obligations	$35,990

Note 9.Operating Leases

The Company has numerous operating lease agreements for equipment. Lease expense for the years ended December 31, 2017 and 2016 was $2,788,397 and $2,773,881, respectively.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 9.Operating Leases, Continued

Future minimum lease payments for all operating leases as of December 31, 2017 are as follows:

2018	$2,503,562
2019	1,918,423
2020	1,460,394
2021	1,135,780
2022	325,466
Thereafter	17,960
$7,361,585

Note 10.Commitments and Contingencies

From time to time, in the ordinary course of its business, the Company may be a defendant in a number of legal actions. In the opinion of management and legal counsel, the Company has adequate legal defense and/or insurance coverage for all legal actions, if any, and counsel does not believe that such actions will materially affect the Company’s operations or financial position.  Accordingly, no provision for legal settlements has been recorded in the financial statements.

At December 31, 2017 and 2016, the Company was contingently liable for letters of credit issued by a local bank totaling approximately $225,000. The letters of credit have been issued to various parties to secure payment of expenses related to the Company’s self-insured Worker’s Compensation plan.

As part of the January 2015 business combination described in Note 2, the Company also executed an agreement with the Seller to purchase a minimum of 2,500,000 pounds of chemicals each year for three years.  During the first and second years of the contract, the price was $1.77 per pound. During the third year of the contract, the price was $1.70 per pound.

Note 11.Related Party Note Receivable

At December 31, 2017, the Company has a note receivable from a related party totaling $4,671,558. The note agreement calls for quarterly principal and interest payments of $80,000, with the remaining balance due July 2036. Interest on the note accrues at the rate paid by the Company on its line of credit, plus 75 basis points. The note is secured by 150,000 restricted shares of Cox common stock. The number of shares held as security will be reduced by 20,000 shares every four years as the loan balance is paid down.

Note 12.Retirement Plan

Cox has a 401(k) profit-sharing plan (the “Plan”) to provide retirement benefits for its employees. Employees may contribute up to 60% of their annual pretax compensation to the Plan, limited to a maximum annual amount defined in the Internal Revenue Code.  At the discretion of its Board of Directors, Cox may make a discretionary matching contribution each year equal to either a specified dollar amount or a percentage of each participant’s elective deferrals. In addition, the Plan provides for discretionary contributions as determined by the Board of Directors. Such contributions to the Plan are allocated among eligible participants in the proportion of their compensation to the total compensation of all participants. Employer contributions credited to a participant’s account are 100% vested after three years.  Participants are 100% vested in their voluntary contributions. The Company contributed approximately $400,000 and $350,000 in 2017 and 2016, respectively.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 13.Interest Rate Swap

The Company entered into an interest rate swap agreement which effectively hedged its variable interest rate exposure on the outstanding notional amount of $743,750 at December 31, 2016, of its debt to a fixed rate of 0.90%.  Under the agreement, the Company made payments of interest based on the fixed rate and received payments based on a variable rate based on one-month LIBOR on a monthly basis.  The variable rate was calculated on the second day of every month. The interest rate swap agreement matured July 3, 2017.

Pursuant to applicable accounting standards, the swap agreement is reflected at fair value on the Company's balance sheets with the offset reflected in accumulated other comprehensive gain.

Note 14.Fair Value Measurements

The methods used to measure fair value may produce an amount that may not be indicative of net realizable value or reflective of future fair values.  Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The fair value measurement authoritative literature establishes a value hierarchy that prioritizes the inputs to valuation techniques used to measure fair market value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest to unobservable inputs (Level 3).  The three levels of the fair value hierarchy are:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets. The Company had none at December 31, 2017 and 2016.
Level 2	Inputs to the valuation methodology include:

•Quoted prices for similar assets or liabilities in active markets;

•Quoted prices for identical or similar assets or liabilities in inactive markets;

•Inputs other than quoted prices that are observable for the asset or liability;

•Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Cox Industries, Inc. - Industrial Group and Brokerage Group

Notes to Combined Carve-Out Financial Statements

December 31, 2017 and 2016

Note 14.Fair Value Measurements, Continued

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This condition could cause an instrument to be reclassified from Level 1 to Level 2 or from Level 2 to Level 3.

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value:

Interest rate swap:  This liability is valued by a third party financial institution.

December 31, 2016	Significant other observable inputs (Level 2)	Total
Liabilities:
Interest rate swap liability	$(363)	$(363)
Total liabilities measured at fair value	$(363)	$(363)